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DEED OF ASSIGNMENT

This Deed of-Assignment is made and entered into on this 9th day of April 1998 by and between Alliance Egyptian National Exploration Company, a Company organized and existing under the laws of the Cayman Islands, hereinafter referred to as ("Alliance") as Assignor; and

GHP Exploration Egypt Ltd., a Corporation organized and existing under thc laws of Bermuda U.S.A., hereinafter referred to as ("GHP") as Assignee;

Whereas, Alliance has certain rights, privileges, duties and obligations under the Concession Agreement dated 22/9/97, (hereinafter referred to as the Concession Agreement) and issued by Law No.11 of 1997, entered into by the Government of the Arab Republic of Egypt ("Government") and the Egyptian General Petroleum Corporation ("EGPC") and the National Exploration
Company, for Petroleum Exploration and Exploitation, covering Central Sinai Area as described in Annex "A" and outlined in Annex "B" of the above mentioned Concession Agreement

Whereas, the National Exploration Company, has assigned all of its interests, rights, privileges, duties and obligations in the above mentioned Concession Agreement to "Alliance" by virtue of the Deed of Assignment approved by the Government of A.R.E. on 3rd December 1997,

Whereas, Alliance wishes to assign all undivided twenty five percent (25%) of its interests, rights,

Central Sinai Deed of Assignment
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privileges, duties and obligations in the above mentioned Concession
Agreement to GHP,

Whereas, GHP accepts such assignment,

Whereas, pursuant to Article (XXI) of the aforementioned Concession Agreement, EGPC must review and approve the text of this Assignment,

Whereas, such assignment is subject to approval of the Government

Now, Therefore, the parties to this Assignment agree as follows:

1 -This Assignment is made in accordance with tile provisions of Article
(XXI) of the aforementioned Concession Agreement.

2 -Alliance hereby assigns twenty five percent (25%) an undivided of its interests, rights, privileges, duties and obligations in tile aforementioned Concession Agreement to GHP,

3 -This Assignment shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

4 -GHP (the Assignee) hereby expressly states that it is bound by all the provisions and covenants contained in tile Concession Agreement and any modifications or additions in writing as well as any contracts concluded by Alliance (the Assignor) with EGPC in implementation of the Concession Agreement thereof that may have been made up to the date of this Deed of Assignment.


Central Sinai Deed of Assignment
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5- Alliance and GHP state that the rights and privileges of both the
Government and EGPC contained in the Concession Agreement shall not be prejudiced by tile Provisions of this Deed of Assignment.

6- Pursuant to Article (XXI) paragraph (e) of the Concession Agreement, Alliance and GHP state that they shall be vis-a-vis the Government and EGPC jointly and severally liable for the performance of the obligations of contractor under the aforementioned Concession Agreement,

7- Alliance Egyptian National Exploration Company (the Operator) through its office in the A.R.E., its address: 10 Ahmed Sami El Said Sq. -Dakki -Giza, shall further be the entity to which, from which and in whose name, all notifications related to or in connection with this Concession Agreement shall be made.

8- This Assignment shall be effective as of the date of tile approval of the Government.

In witness whereof, parties have duly executed this Deed of Assignment on this 9 day of April, 1998.


Central Sinai Deed of Assignment
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ASSIGNOR:


BY: ALLIANCE EGYPTIAN
NATIONAL EXPLORATION COMPANY

NAME: JEFFREY M. WATEROUS

TITLE: CHAIRMAN

SIGNATURE:


ASSIGNEE:


BY: GHP EXPLORATION (EGYPT) LTD.

NAME: BARRY LASKER

TITLE: DIRECTOR

SIGNATURE:


Central Sinai Deed of Assignment
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THE ABOVE MENTIONED DEED OF ASSIGNMENT DATED 9 DAY OF APRIL, 1998 OF THE
CENTRAL SINAI CONCESSION AGREEMENT IN THE ARAB REPUBLIC OF EGYPT SIGNED BY VIRTUE OF LAW NO.11 OF 1997 IS ACCEPTED AND APPROVED.

THE EGYPTIAN GENERAL PETROLEUM CORPORATION


BY: ENG ABDEL KHALEK AYAD


TITLE: CHAIRMAN OF THE BOARD


SIGNATURE:


DATE:  /  / 1998



ARAB REPUBLIC OF EGYPT
GOVERNMENT

BY: DR. HAMDY ALY ABDEL WAHAB EL BANBI


TITLE: MINISTER OF PETROLEUM


SIGNATURE:

DATE: 8/9/1998
Central Sinai Deed of Assignment
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